Exhibit 99.1

Teradyne Reports Second Quarter 2020 Results

•	Revenue of $839 million in Q2’20 grew 49% from Q2’19

•	Q2’20 GAAP earnings per share grew 91% and Non-GAAP earnings per share grew 102% from Q2’19

•	Test revenue grew 59% from Q2’19 on Semiconductor Test strength

•	Industrial Automation revenue declined 21% from Q2’19 on global manufacturing weakness

•	Q3’20 Revenue guidance at mid-point represents 33% growth from Q3’19

	Q2’20	Q2’19	Q1’20	1H’20	1H’19
Revenue (mil)	$839	$564	$704	$1,543	$1,058
GAAP EPS	$1.05	$0.55	$0.97	$2.02	$1.16
Non-GAAP EPS	$1.33	$0.66	$1.00	$2.34	$1.20

==========================================

NORTH READING, Mass. – July 21, 2020 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $839 million for the second quarter of 2020 of which $659 million was in Semiconductor Test, $72 million in System Test, $49 million in Wireless Test and $59 million in Industrial Automation (IA). GAAP net income for the second quarter was $188.9 million or $1.05 per diluted share. On a non-GAAP basis, Teradyne’s net income in the second quarter was $229.2 million, or $1.33 per diluted share, which excluded restructuring and other charges, acquired intangible asset amortization, non-cash convertible debt interest, discrete tax adjustments and included the related tax impact on non-GAAP adjustments.

“Stronger than expected System on a Chip (SOC) test shipments driven by accelerated demand for mobility related test capacity, combined with success in navigating supply constraints, led to revenue and profits above the high end of our guidance range in the second quarter,” said CEO and President Mark Jagiela. “Industrial Automation sales, while down from the year ago period due to the global slowdown in business activity, improved monthly through the quarter.

“Guidance for the third quarter reflects increased memory and storage test shipments along with production ramps of new product design wins in SOC test.”

Guidance for the third quarter of 2020 is revenue of $745 million to $805 million, with GAAP net income of $0.91 to $1.06 per diluted share and non-GAAP net income of $1.01 to $1.17 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the second quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Wednesday, July 22. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2019, Teradyne had revenue of $2.3 billion and today employs 5,500 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the COVID-19 outbreak, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, and the impact of U.S. export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 outbreak, or the impact of U.S. export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend program may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S. - regulated products, software and technology to the designated Huawei entities. While most of Teradyne’s products are not subject to the EAR and therefore not affected by the Entity List restrictions, some of its products are currently manufactured in the U.S. and thus subject to the Entity List restrictions. Compliance with the current Entity List restrictions has not significantly impacted Teradyne’s sales.

On May 15, 2020, the U.S. Department of Commerce published new regulations expanding the scope of the U.S. EAR to include additional products that would become subject to the Entity List restrictions relating to Huawei and the designated Huawei entities including HiSilicon. The comment period for the new regulations ended on July 14, 2020. These new regulations restrict the sale to Huawei and the designated Huawei entities of items, such as semiconductor devices, manufactured by Huawei’s contract manufacturers under specific, detailed conditions set forth in the new regulations. While the new regulations do not impose any new restrictions on Teradyne directly, the new regulations may impact Teradyne’s sales to third party contract manufacturers used by Huawei and HiSilicon to manufacture and test semiconductor and other electronic devices. Because the impact of these new regulations on Huawei’s business is both fluid and uncertain, at this time, Teradyne does not know the potential extent of the impact of the new regulations on its business with Huawei, HiSilicon and their contract manufacturers. However, it is possible that these new regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency could have a material impact on Teradyne’s business and financial results.

On April 28, 2020, the Department of Commerce published new export control regulations for certain U.S. products and technology sold to military and civilian end users in China. The regulations went into effect on June 29, 2020. Teradyne does not expect that compliance with the new export controls will significantly impact its ability to sell products to its customers in China or to manufacture products in China. The new export controls, however, could disrupt the Company’s supply chain, increase compliance costs and impact the demand for the Company’s products in China and, thus, have a material adverse impact on Teradyne’s business, financial condition or results of operations. In addition, while the Company maintains an export compliance program, its compliance controls could be circumvented, exposing the Company to legal liabilities. Teradyne will continue to assess the potential impact of the new export controls on its business and operations and take appropriate actions, including filing for licenses with the Department of Commerce, to minimize any disruption. However, Teradyne cannot be certain that the actions it takes will mitigate all of the risks associated with the new export controls that may impact its business.

The global outbreak of the recent novel strain of the coronavirus (COVID-19) has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and decreased sales in its industrial automation businesses. At this time, the Company cannot accurately estimate the amount of the impact for Teradyne’s 2020 financial results and to its future financial results. There is considerable uncertainty regarding the impact on Teradyne’s business from the measures in place and potential future measures, and restrictions on Teradyne’s access to its manufacturing facilities or on its support operations or workforce, or similar limitations for its contractor manufacturers and suppliers, and restrictions or disruptions of transportation, such as reduced availability of transportation and increased border controls or closures, could limit Teradyne’s capacity to meet customer demand and have a material adverse effect on its financial condition and results of operations. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty could result in a significant decrease in demand for Teradyne’s products for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. Due to the uncertainty regarding the length, severity and potential business impact of the COVID-19 pandemic, Teradyne has suspended its stock repurchase program announced in January 2020. At this time, Teradyne does not know whether or when it will continue its 2020 repurchase plan or authorize future stock repurchase programs. The degree to which COVID-19 impacts Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the impact of the COVID-19 outbreak and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei and HiSilicon; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2020. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2020

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net revenues	$838,661	$704,355	$564,178	$1,543,016	$1,058,277
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	367,188	298,805	240,260	665,993	446,724

Gross profit	471,473	405,550	323,918	877,023	611,553
Operating expenses:
Selling and administrative	113,259	111,388	108,811	224,647	210,824
Engineering and development	94,102	85,159	81,434	179,261	158,225
Acquired intangible assets amortization	8,941	9,891	10,083	18,832	20,717
Restructuring and other (2)	37,222	(7,606)	(10,404)	29,616	(5,292)

Operating expenses	253,524	198,832	189,924	452,356	384,474

Income from operations	217,949	206,718	133,994	424,667	227,079

Interest and other expense (3)	658	9,649	2,817	10,308	1,923

Income before income taxes	217,291	197,069	131,177	414,359	225,156
Income tax provision	28,383	20,878	33,780	49,261	18,621

Net income	$188,908	$176,191	$97,397	$365,098	$206,535

Net income per common share:
Basic	$1.14	$1.06	$0.57	$2.20	$1.20

Diluted	$1.05	$0.97	$0.55	$2.02	$1.16

Weighted average common shares — basic	165,789	166,589	171,241	166,189	172,387

Weighted average common shares — diluted (4)	180,257	180,736	178,590	180,497	177,781

Cash dividend declared per common share	$0.10	$0.10	$0.09	$0.20	$0.18

(1) Cost of revenues includes:	Quarter Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Provision for excess and obsolete inventory	$5,580	$4,057	$3,402	$9,637	$5,799
Sale of previously written down inventory	(337)	(1,077)	(363)	(1,414)	(1,141)
Inventory step-up	121	118	383	239	383

	$5,364	$3,098	$3,422	$8,462	$5,041

(2) Restructuring and other consists of:	Quarter Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Contingent consideration fair value adjustment	$29,259	$(10,020)	$(11,671)	$19,239	$(8,701)
Contract termination settlement fee	4,000	—	—	4,000	—
Acquisition related expenses and compensation	3,145	1,358	464	4,503	1,807
Employee severance	36	728	803	764	1,602
Other	782	328	—	1,110	—

	$37,222	$(7,606)	$(10,404)	$29,616	$(5,292)

(3) Interest and other includes:	Quarter Ended			Six Months Ended
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Non-cash convertible debt interest	$3,584	$3,540	$3,410	$7,124	$6,778
Pension actuarial (gains) losses	(99)	—	448	(99)	448

	$3,485	$3,540	$3,858	$7,025	$7,226

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended June 28, 2020, March 29, 2020 and June 30, 2019, 7.6 million, 7.3 million and 4.4 million shares, respectively, have been included in diluted shares. For the six months ended June 28, 2020 and June 30, 2019, 7.5 million and 3.3 million shares, respectively, have been included in diluted shares. For the quarters ended June 28, 2020, March 29, 2020 and June 30, 2019, diluted shares also included 5.8 million, 5.5 million and 1.8 million shares, respectively from the convertible note hedge transaction. For the six months ended June 28, 2020 and June 30, 2019, diluted shares also included 5.7 million and 0.9 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 28, 2020	December 31, 2019
Assets
Cash and cash equivalents	$728,306	$773,924
Marketable securities	229,791	137,303
Accounts receivable, net	694,521	362,368
Inventories, net	206,088	196,691
Prepayments and other current assets	238,176	188,598

Total current assets	2,096,882	1,658,884

Property, plant and equipment, net	353,595	320,216
Operating lease right-of-use assets, net	56,172	57,539
Marketable securities	106,968	104,490
Deferred tax assets	79,210	75,185
Retirement plans assets	17,817	18,457
Other assets	11,854	10,332
Acquired intangible assets, net	107,563	125,480
Goodwill	422,003	416,431

Total assets	$3,252,064	$2,787,014

Liabilities
Accounts payable	$184,163	$126,617
Accrued employees’ compensation and withholdings	175,589	163,883
Deferred revenue and customer advances	124,224	104,876
Other accrued liabilities	122,607	70,871
Operating lease liabilities	20,000	19,476
Contingent consideration	16,789	9,106
Income taxes payable	89,216	44,200

Total current liabilities	732,588	539,029

Retirement plans liabilities	130,826	134,471
Long-term deferred revenue and customer advances	55,634	45,974
Long-term contingent consideration	32,948	30,599
Long-term other accrued liabilities	22,703	19,535
Deferred tax liabilities	11,997	14,070
Long-term operating lease liabilities	43,582	45,849
Long-term income taxes payable	74,930	82,642
Debt	402,305	394,687

Total liabilities	1,507,513	1,306,856

Shareholders’ equity	1,744,551	1,480,158

Total liabilities and shareholders’ equity	$3,252,064	$2,787,014

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Cash flows from operating activities:
Net income	$188,908	$97,397	$365,098	$206,535

Adjustments to reconcile net income to net cash provided by operating activities:
Contingent consideration fair value adjustment	29,259	(11,671)	19,239	(8,701)
Depreciation	19,816	17,231	38,305	33,882
Amortization	12,843	12,034	26,234	24,976
Stock-based compensation	10,907	8,635	21,367	18,109
Provision for excess and obsolete inventory	5,580	3,402	9,637	5,799
Gains on investments	(5,126)	(913)	(469)	(3,741)
Deferred taxes	(5,338)	(691)	(7,163)	515
Retirement plan actuarial (gains) losses	(99)	448	(99)	448
Other	19	210	523	429
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(204,261)	(37,772)	(331,040)	(79,478)
Inventories	(19,546)	470	(3,728)	(2,447)
Prepayments and other assets	(9,859)	1,581	(49,479)	(17,067)
Accounts payable and other liabilities	151,776	38,887	116,453	(14,424)
Deferred revenue and customer advances	29,568	9,371	28,655	15,826
Retirement plans contributions	(1,239)	(1,204)	(2,501)	(2,414)
Income taxes	22,564	7,831	37,842	(14,973)

Net cash provided by operating activities	225,772	145,246	268,874	163,274

Cash flows from investing activities:
Purchases of property, plant and equipment	(47,314)	(33,245)	(84,014)	(58,956)
Purchases of marketable securities	(112,429)	(108,997)	(299,548)	(484,181)
Proceeds from maturities of marketable securities	84,527	91,992	182,984	233,193
Proceeds from sales of marketable securities	11,656	37,014	26,661	42,454
Proceeds from life insurance	546	—	546	273
Purchase of investments and acquisition of businesses, net of cash acquired	—	(15,000)	149	(21,970)

Net cash used for investing activities	(63,014)	(28,236)	(173,222)	(289,187)

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	5	833	12,757	15,089
Repurchase of common stock	(9,426)	(90,754)	(88,465)	(247,222)
Dividend payments	(16,580)	(15,392)	(33,266)	(31,019)
Payments related to net settlement of employee stock compensation awards	(449)	(128)	(22,519)	(14,446)
Payments of contingent consideration	—	—	(8,852)	(27,615)

Net cash used for financing activities	(26,450)	(105,441)	(140,345)	(305,213)

Effects of exchange rate changes on cash and cash equivalents	(1,496)	(190)	(925)	(519)

Increase (decrease) in cash and cash equivalents	134,812	11,379	(45,618)	(431,645)
Cash and cash equivalents at beginning of period	593,494	483,728	773,924	926,752

Cash and cash equivalents at end of period	$728,306	$495,107	$728,306	$495,107

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	June 28, 2020	% of Net Revenues			March 29, 2020	% of Net Revenues			June 30, 2019	% of Net Revenues
Net revenues	$838.7				$704.4				$564.2
Gross profit GAAP	$471.5	56.2%			$405.6	57.6%			$323.9	57.4%
Inventory step-up	0.1	0.0%			0.1	0.0%			0.4	0.1%

Gross profit non-GAAP	$471.6	56.2%			$405.7	57.6%			$324.3	57.5%

Income from operations — GAAP	$217.9	26.0%			$206.7	29.3%			$134.0	23.8%
Restructuring and other (1)	37.2	4.4%			(7.6)	-1.1%			(10.4)	-1.8%
Acquired intangible assets amortization	8.9	1.1%			9.9	1.4%			10.1	1.8%
Inventory step-up	0.1	0.0%			0.1	0.0%			0.4	0.1%

Income from operations — non-GAAP	$264.1	31.5%			$209.1	29.7%			$134.1	23.8%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	June 28, 2020	% of Net Revenues	Basic	Diluted	March 29, 2020	% of Net Revenues	Basic	Diluted	June 30, 2019	% of Net Revenues	Basic	Diluted
Net income — GAAP	$188.9	22.5%	$1.14	$1.05	$176.2	25.0%	$1.06	$0.97	$97.4	17.3%	$0.57	$0.55
Restructuring and other (1)	37.2	4.4%	0.22	0.21	(7.6)	-1.1%	(0.05)	(0.04)	(10.4)	-1.8%	(0.06)	(0.06)
Acquired intangible assets amortization	8.9	1.1%	0.05	0.05	9.9	1.4%	0.06	0.05	10.1	1.8%	0.06	0.06
Interest and other (2)	3.6	0.4%	0.02	0.02	3.5	0.5%	0.02	0.02	3.4	0.6%	0.02	0.02
Inventory step-up	0.1	0.0%	0.00	0.00	0.1	0.0%	0.00	0.00	0.4	0.1%	0.00	0.00
Pension mark-to-market adjustment (2)	(0.1)	0.0%	(0.00)	(0.00)	—	—	—	—	0.4	0.1%	0.00	0.00
Exclude discrete tax adjustments (3)	(1.1)	-0.1%	(0.01)	(0.01)	(7.7)	-1.1%	(0.05)	(0.04)	13.9	2.5%	0.08	0.08
Non-GAAP tax adjustments	(8.3)	-1.0%	(0.05)	(0.05)	(1.9)	-0.3%	(0.01)	(0.01)	(2.0)	-0.4%	(0.01)	(0.01)
Convertible share adjustment (4)	—	—	—	0.06	—	—	—	0.04	—	—	—	0.02

Net income — non-GAAP	$229.2	27.3%	$1.38	$1.33	$172.5	24.5%	$1.04	$1.00	$113.2	20.1%	$0.66	$0.66

GAAP and non-GAAP weighted average common shares — basic	165.8				166.6				171.2
GAAP weighted average common shares — diluted	180.3				180.7				178.6
Exclude dilutive shares related to convertible note transaction	(7.6)				(7.3)				(6.2)

Non-GAAP weighted average common shares — diluted	172.7				173.4				172.4

(1) Restructuring and other consists of:
	Quarter Ended
	June 28, 2020				March 29, 2020				June 30, 2019
Contingent consideration fair value adjustment	$29.3				$(10.0)				$(11.7)
Contract termination settlement fee	4.0				—				—
Acquisition related expenses and compensation	3.1				1.4				0.5
Employee severance	—				0.7				0.8
Other	0.8				0.3				—

	$37.2				$(7.6)				$(10.4)

(2)

For the quarters ended June 28, 2020, March 29, 2020, and June 30, 2019, adjustment to exclude non-cash convertible debt interest expense. For the quarters ended June 28, 2020 and June 30, 2019, adjustment to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended June 28, 2020, March 29, 2020, and June 30, 2019, adjustment to exclude discrete income tax items. For the quarter ended June 30, 2019, income tax (benefit) provision includes a $15 million tax provision related to the finalization of our toll tax charge.

(4)

For the quarters ended June 28, 2020 and March 29, 2020, the non-GAAP diluted EPS calculation adds back $1.3 million of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 5.8 million and 5.5 million shares, respectively, related to the convertible debt hedge transaction.

	Six Months Ended
	June 28, 2020	% of Net Revenues			June 30, 2019	% of Net Revenues
Net Revenues	$1,543.0				$1,058.3
Gross profit GAAP	$877.0	56.8%			$611.6	57.8%
Inventory step-up	0.2	0.0%			0.4	0.0%

Gross profit non-GAAP	$877.2	56.9%			$612.0	57.8%

Income from operations — GAAP	$424.7	27.5%			$227.1	21.5%
Restructuring and other (1)	29.6	1.9%			(5.3)	-0.5%
Acquired intangible assets amortization	18.8	1.2%			20.7	2.0%
Inventory step-up	0.2	0.0%			0.4	0.0%

Income from operations — non-GAAP	$473.3	30.7%			$242.9	23.0%

			Net Income per Common Share				Net Income per Common Share
	June 28, 2020	% of Net Revenues	Basic	Diluted	June 30, 2019	% of Net Revenues	Basic	Diluted
Net income — GAAP	$365.1	23.7%	$2.20	$2.02	$206.5	19.5%	$1.20	$1.16
Restructuring and other (1)	29.6	1.9%	0.18	0.16	(5.3)	-0.5%	(0.03)	(0.03)
Acquired intangible assets amortization	18.8	1.2%	0.11	0.10	20.7	2.0%	0.12	0.12
Interest and other (2)	7.1	0.5%	0.04	0.04	6.8	0.6%	0.04	0.04
Inventory step-up	0.2	0.0%	0.00	0.00	0.4	0.0%	0.00	0.00
Pension mark-to-market adjustment (2)	(0.1)	0.0%	(0.00)	(0.00)	0.4	0.0%	0.00	0.00
Exclude discrete tax adjustments (3)	(8.7)	-0.6%	(0.05)	(0.05)	(16.2)	-1.5%	(0.09)	(0.09)
Non-GAAP tax adjustments	(10.1)	-0.7%	(0.06)	(0.06)	(5.5)	-0.5%	(0.03)	(0.03)
Convertible share adjustment(4)	—	—	—	0.10	—	—	—	0.03

Net income — non-GAAP	$401.9	26.0%	$2.42	$2.34	$207.8	19.6%	$1.21	$1.20

GAAP and non-GAAP weighted average common shares — basic	166.2				172.4
GAAP weighted average common shares — diluted	180.5				177.8
Exclude dilutive shares from convertible note	(7.5)				(4.2)

Non-GAAP weighted average common shares — diluted	173.0				173.6

(1) Restructuring and other consists of:
	Six Months Ended
	June 28, 2020				June 30, 2019
Contingent consideration fair value adjustment	$19.2				$(8.7)
Acquisition related expenses and compensation	4.5				1.8
Contract termination settlement fee	4.0				—
Employee severance	0.8				1.6
Other	1.1				—

	$29.6				$(5.3)

(2)

For the six months ended June 28, 2020 and June 30, 2019, Interest and other included non-cash convertible debt interest expense. For the six months ended June 28, 2020 and June 30, 2019, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the six months ended June 28, 2020 and June 30, 2019, adjustment to exclude discrete income tax items. For the six months ended June 30, 2019, income tax (benefit) provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return and includes a $15 million tax provision related to the finalization of our toll tax charge.

(4)

For the six months ended June 28, 2020, the non-GAAP diluted EPS calculation adds back $2.6 million of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 5.7 million shares related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of Third Quarter 2020 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$745 million	to	$805 million
GAAP net income per diluted share	$0.91		$1.06
Exclude acquired intangible assets amortization	0.03		0.03
Exclude non-cash convertible debt interest	0.02		0.02
Tax effect of non-GAAP adjustments	0.01		0.01
Convertible share adjustment	0.04		0.04

Non-GAAP net income per diluted share	$1.01		$1.17

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations